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                                                                    EXHIBIT (99)
         FORM OF PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF RSFC


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                               RS FINANCIAL CORP.
R E V O C A B L E
                        SPECIAL MEETING OF STOCKHOLDERS
P R O X Y

                               NOVEMBER 20, 1995


The undersigned hereby appoints the official proxy committee of the Board of Directors of RS Financial Corp. ("RSFC") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of RSFC, which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Special Meeting"), to be held at the executive offices of RSFC and Raleigh Federal Savings Bank ("Raleigh Federal"), 219 Fayetteville Street Mall, Raleigh, North Carolina, on November 20, 1995, at 5:00 p.m., local time, and at any and all adjournments or postponements thereof, as follows:


1. To consider and vote upon a proposal to approve the Agreement and Plan of Mergers, dated as of May 30, 1995 (the "Merger Agreement"), among RSFC, Raleigh Federal, First Union Corporation ("FUNC"), and First Union National Bank of North Carolina ("FUNB-NC"), pursuant to which (i) RSFC would merge with and into FUNC (the "Corporate Merger") and Raleigh Federal would merge with and into FUNB-NC, and (ii) each outstanding share of RSFC common stock (excluding any dissenters' shares and certain shares held by RSFC or FUNC) would be converted into the right to receive a number of shares of FUNC common stock equal to $40.25 divided by the average closing price of FUNC common stock on the New York Stock Exchange Composite Transactions tape for the ten trading days immediately prior to the effective date of the Corporate Merger, all on and subject to the terms and conditions contained in the Merger Agreement.

                                                 FOR       AGAINST       ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE OFFICIAL PROXY COMMITTEE IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned acknowledges receipt prior to the execution of this proxy of the combined Notice of Special Meeting of Stockholders and Prospectus/Proxy Statement, dated October 20, 1995.

Dated:                     , 1995
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              Please sign exactly as name
                                              appears on this card. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.
    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.